UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

TREACE MEDICAL CONCEPTS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40355	47-1052611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

203 Fort Wade Rd., Suite 150

Ponte Vedra, Florida 32081

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (904) 373-5940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TMCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2022, John R. Treace provided notice to the board of directors (the “Board”) of Treace Medical Concepts, Inc. (the “Company”) of his intent to retire from the Board at the expiration of his current term at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) and not to stand for re-election. Mr. Treace is the father of John T. Treace, the Company’s Founder and Chief Executive Officer, and has served on the Board since 2014. His decision not to stand for re-election was not related to any disagreement with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

In connection with the expiration of John R. Treace’s current term at the Company’s 2022 Annual Meeting and in order to achieve an equal balance of directors among the three classes on the Board, the Board approved the reclassification of the Chairman of the Board of Directors, James T. Treace, to be a Class I director, effective upon the expiration of John R. Treace’s term. Accordingly, James T. Treace will stand for election as a Class I Director at the Company’s 2022 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREACE MEDICAL CONCEPTS, INC.

Date: February 25, 2022	By:	/s/ Mark L. Hair
Mark L. Hair
Chief Financial Officer